UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 17, 2011

Date of Report (Date of earliest event reported)

NYSE Euronext

(Exact name of registrant as specified in its charter)

Delaware	001-33392	20-5110848
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Wall Street New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 656-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On May 3, 2011, the Registration Statement on Form F-4 (the “Form F-4”) of Alpha Beta Netherlands Holding N.V. (“Holdco”) was declared effective by the United States Securities and Exchange Commission. The Form F-4 contains two forms of prospectuses:

•

a prospectus that will be used as a proxy statement in connection with the NYSE Euronext special meeting of shareholders being held on July 7, 2011 to, among other things, adopt the business combination agreement, dated as of February 15, 2011, as amended by Amendment No. 1, dated as of May 2, 2011, by and among NYSE Euronext, Deutsche Börse AG, Holdco and Pomme Merger Corporation and approve the transactions contemplated thereby; and

•	a prospectus that will be used in connection with the exchange offer of Holdco shares for Deutsche Börse shares.

A copy of (i) NYSE Euronext’s Management’s Report on Internal Control over Financial Reporting as of December 31, 2010 and the consolidated financial statements of NYSE Euronext and its subsidiaries as of December 31, 2010, 2009 and 2008 and for each of the three years in the period ended December 31, 2010, and (ii) the related Report of Independent Registered Public Accounting Firm, which are included in the Form F-4, are attached hereto as Exhibits 99.2 and 99.1, respectively.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description

23.1	Consent of PricewaterhouseCoopers LLP.

99.1	Report of Independent Registered Public Accounting Firm.

99.2	Consolidated financial statements of NYSE Euronext and subsidiaries as of December 31, 2010, 2009 and 2008 and for each of the three years in the period ended December 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2011

NYSE Euronext

By:	/s/ Michael Geltzeiler
Name:	Michael Geltzeiler
Title:	Group Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of PricewaterhouseCoopers LLP.

99.1	Report of Independent Registered Public Accounting Firm.

99.2	Consolidated financial statements of NYSE Euronext and subsidiaries as of December 31, 2010, 2009 and 2008 and for each of the three years in the period ended December 31, 2010.